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                                                                     EXHIBIT 1.1

                                                                           DRAFT
                                                                         6/06/97

                                1,300,000 Shares

                                  Jaymark, Inc.

                              Class A Common Stock
                          (Par Value $0.001 Per Share)


                             UNDERWRITING AGREEMENT
                             ----------------------



_____________, 1997



BREAN MURRAY & CO., INC.
As Representative of the
  several Underwriters
570 Lexington Avenue
New York, New York  10022-6822

Ladies and Gentlemen:

                      Jaymark, Inc., a Delaware corporation (the
"Company"), proposes to issue and sell an aggregate of 1,300,000 shares (the "Firm Shares") of the Company's Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), to you and the other underwriters named in
Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representative (the "Representative"). The Company also has agreed to grant to you and the other Underwriters an option ("the Option") to purchase up to an additional 195,000 shares of Class A Common Stock (the "Option Shares"), on the terms and for the purposes set forth in Section 1(b) hereto. The Firm Shares and the Option Shares are collectively referred to herein as the "Shares." The Company has also agreed to issue and sell to you Warrants (as defined below) to purchase up to 130,000 shares of Class A Common Stock. The words "you" and "your" refer to the Representative of the Underwriters.

        The Company hereby confirms as follows its agreements with the Representative and the several other Underwriters.

1.      Agreement to Sell and Purchase.

               (a) On the basis of the representations, warranties, covenants and agreements herein contained and subject to all the


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terms and conditions of this Underwriting Agreement (the "Agreement"), the
Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company at a purchase price of $[ ] per Share, the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 11 hereof.

               (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, the Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of this Agreement (or on the next business day if the 30th day is not a business day), upon notice (the "Option Shares Notice") in writing or by telephone (confirmed in writing) by the Representative to the Company no later than 5:00 p.m., New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares.

               (c) Subject to the terms and conditions of this Agreement, the Company will, at the Closing Date (as defined below), further issue and sell to you or, at your direction, to your bona fide officers, for a total purchase price of $100, warrants entitling the holders thereof to purchase up to an aggregate of 130,000 shares of Class A Common Stock (the "Warrant Shares") at a price of $____ per share (130% of the initial per share public offering price on the Effective Date of the Registration Statement, as defined below) (the "Warrants") for a period of four years, such period to commence one year after the effective date of the Registration Statement. Such Warrants shall contain such other terms and provisions as may be set forth in an agreement with respect thereto (the "Warrant Agreement") executed and delivered by the Company and you simultaneously with the execution and delivery of this Agreement. As provided in the Warrant Agreement, you may designate that the Warrants be issued in varying amounts directly to your bona fide officers and not to you. Such designation will be made by you only if you determine


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that such issuances would not violate the interpretations of the National
Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements. As further provided in the Warrant Agreement, no sale, transfer, assignment or hypothecation of the Warrants shall be made for a period of five (5) years from the effective date of the Registration Statement except to bona fide officers of the Representative and officers or partners of selected dealers. The holders of the Warrants will be entitled to the registration rights set forth in the Warrant Agreement.

2.      Delivery and Payment.

        (a) Delivery of the Firm Shares shall be made to the Representative for the accounts of the Underwriters against payment of the purchase price by certified or official bank checks payable in New York Clearing House funds drawn to the order of the Company (the "Closing") at the office of Brean Murray & Co., Inc. at 570 Lexington Avenue, New York, New York 10022, or such other location as shall be agreed upon by the Company and the Representative. Such payment shall be made at 10:00 a.m., New York City time, on the third full business day following the date of this Agreement, or at such other time and date not more than seven business days after the date of this Agreement, as may be agreed upon by the Representative and the Company (such date is hereinafter referred to as the "Closing Date"). Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition of the obligation of each Underwriter hereunder.

        (b) To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

        (c) Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representative shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

        (d) The cost of original issue tax stamps, if any, in connection with the issuance, sale and delivery of the Firm Shares, the Option Shares and the Warrant Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent


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holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal or state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale or delivery to such Underwriter of the Firm Shares, the Option Shares and the Warrant Shares.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

        (a) A registration statement on Form S-1 (No. 333-[ ]) relating to the Shares and the Warrants (collectively, the "Securities"), including a preliminary prospectus relating to the Securities and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Commission has not issued any order preventing or suspending the use of the Prospectus (as defined below) or any Preliminary Prospectus (as defined below) or instituted or, to the knowledge of the Company, threatened any proceeding for that purpose. The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Securities included at any time as part of the foregoing registration statement or any amendment thereto before it became effective under the Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Rules and Regulations. Copies of such registration statement and amendments and of each related Preliminary Prospectus have been delivered to the Representative. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus relating to the Securities containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including all financial statements and schedules and all exhibits, documents incorporated therein by reference and all information contained in any final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or in a term sheet described in Rule 434 of the Rules and Regulations in accordance with Section 5 hereof and deemed to be included therein as of the Effective Date by Rule



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430A of the Rules and Regulations. The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date.

        (b) On the date that any Preliminary Prospectus was filed with the Commission, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, each Preliminary Prospectus and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

        (c) At or prior to the Closing Date, the Company will complete a series of transactions as referred to under the caption "Business - Company History" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), including the following:

        The transactions contemplated under the caption "Business Company History" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are collectively referred to as the "Reorganization Transactions."




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All agreements entered into or to be entered into by the Company or the
Subsidiaries (as defined below) in connection with the Reorganization Transactions are collectively referred to as the "Reorganization Agreements."

        (d) The only subsidiaries of the Company are listed on Exhibit A hereto (each, a "Subsidiary," and, collectively, the "Subsidiaries"). The Company and each of its Subsidiaries are, and at the Closing Date and the Option Closing Date will be, duly organized, validly existing corporation and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company and each Subsidiary have, and at the Closing Date and the Option Closing Date will have, full power and authority to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their respective businesses as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Company and each of the Subsidiaries are, and at the Closing Date and the Option Closing Date will be, duly licensed or qualified to do business as a foreign corporation and are in good standing in all jurisdictions in which the nature of the activities conducted by them or the character of the assets owned or leased by them makes such licensing or qualification necessary, except where the failure to be so qualified does not and, upon consummation of the Reorganization Transactions will not, have a material adverse effect, singly or in the aggregate, on the business, properties, prospects, assets, condition (financial or otherwise), net worth or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). Except as described in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles (or certificates) of incorporation and the bylaws, operating agreements or partnership agreements or other governing documents of the Company and each Subsidiary, and all amendments thereto, have been delivered to the Representative or its counsel, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date, except as contemplated by the Reorganization Transactions or the Registration Statement.

               (e) The outstanding shares of capital stock of each of the Company and its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights. The issued shares of the Subsidiaries are owned by the Company free and clear of


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any perfected security interest or any liens, encumbrances, claims or other security interests, other than as described in the Registration Statement. The Shares and the Warrant Shares to be issued and sold by the Company will be, upon such issuance and payment therefor, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. The Company has, and, upon completion of the sale of the Shares and the Reorganization Transactions, will have, a duly authorized, issued and outstanding capitalization as set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) as of the date of the table thereunder and on the Closing Date and the Option Closing Date will have the adjusted capitalization set forth therein as of the date of the table thereunder, based on the assumptions set forth therein. The securities of the Company conform in all material respects to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Except as set forth or contemplated in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of its capital stock or any such warrants, convertible securities or obligations.

               (f) The consolidated financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the consolidated financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and such financial statements as are audited have been examined by Price Waterhouse LLP who are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected financial information and statistical data set forth under the captions "Prospectus Summary - Summary Consolidated Financial Information" and "Selected Consolidated Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been prepared on a basis consistent with the financial statements of the Company and its Subsidiaries.


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               (g) Each of the Company and the Subsidiaries maintains a system of internal accounting control sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (h) The Company is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (i) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no actions, suits, arbitrations, claims, governmental or other proceedings pending or threatened against or affecting the Company, any Subsidiary or any respective directors, officers, or, to the Company's knowledge, stockholders of any of the foregoing in their capacity as such before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign (collectively, "Governmental Body"), wherein an unfavorable ruling, decision or finding might have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of, or in default with respect to, any law, rule, or regulation, or any order, judgment, or decree, except as described in the Prospectus (or if the Prospectus is not in existence, in the most recent Preliminary Prospectus) or such as in the aggregate do not now have and can reasonably be expected in the future not to have a Material Adverse Effect; nor is the Company or its Subsidiaries presently required under any order, judgment or decree to take any action in order to avoid any such violation or default.

               (j) Each of the Company and the Subsidiaries has, and at the Closing Date, the Option Closing Date (if any) and upon consummation of the Reorganization Transactions will have, all governmental licenses, permits, consents, orders, approvals, franchises, certificates and other authorizations (collectively, "Licenses") necessary to carry on its business and lease or own its properties as contemplated in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), except in such case where the failure to have such Licenses will not have a Material Adverse Effect. Each of the Company and the Subsidiaries has, and at the Closing Date and the Option Closing Date (if any) and upon consummation of the


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Reorganization Transactions will have, complied in all material respects with all laws, regulations and orders applicable to it or its business and properties, except where the failure to so comply will not have a Material Adverse Effect. None of the Company or the Subsidiaries is, and, at the Closing Date and the Option Closing Date (if any), none of them will be, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which any of them is, or will be, a party or by which any of their respective properties is, or will be, bound or affected, which default would have a Material Adverse Effect. To the best knowledge of the Company, no other party under any such contract or other agreement is, or will be, in default in any material respect thereunder. There are no governmental proceedings or actions pending or overtly threatened in writing for the purpose of suspending, modifying or revoking any License held, or to be held, by the Company or any Subsidiary. None of the Company or the Subsidiaries is in violation of any provision of its articles of incorporation or bylaws, operating agreement or other governing instrument, except where such violation will not have a Material Adverse Effect.

               (k) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Body is required for the performance of this Agreement, the Warrant Agreement or the Reorganization Agreements or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Act or the Rules and Regulations (or with respect to the Warrant Shares, as may be required under the Act) and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares or the Warrant Shares. All approvals of the stockholders of the Company and any Subsidiaries required for the consummation of the Reorganization Transactions were duly and validly obtained at meetings held for that purpose or pursuant to written consents prior to ____________, 1997, have not been revoked and remain in full force and effect; such approvals were solicited on the basis of information supplied by such entities, and such information did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

               (l) Neither the Company nor any Subsidiary has received from a Governmental Body any of the following written


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instruments with regard to matters that have not been finally resolved: (i) any cure or show cause notice or notice of default; (ii) any notice of contract termination of any kind (exclusive of expiration and non-renewal); (iii) any final decision subject to any applicable disputes clause or unilateral contract modification assessing a material penalty or material damages; (iv) any assertion of a claim of violations of the Cost Accounting Standards ("CAS") at 48 Code of Federal Regulations ("CFR") 9900 et seq. or defective pricing; (v) any notice of a proposed disallowance of indirect cost claims in excess of reserves therefor; (vi) any subpoena or notice signifying the initiation of an investigation by a governmental investigative or enforcement agency or body other than normal audits in the ordinary course of business; or (vii) with respect to contracts with any Governmental Body, whether direct or indirect, any other notice from a government contracting officer alleging the failure by the Company or any Subsidiary to provide goods or services fully in conformity to, or otherwise to comply in any material way with, any applicable contract provision, specification or regulation. The Company is not aware that any Governmental Body has initiated a debarment or suspension proceeding against the Company or any Subsidiary and has not received any written notice of such a proceeding or proposed proceeding. Neither the Company nor any Subsidiary has made disclosures to a Governmental Body pursuant to any voluntary disclosure agreement. The Company and its Subsidiaries have, and will have, made all material payments which are required to have been made through the Closing Date to any lower-tier subcontractors.

        In connection with each proposal relating to goods and/or services proposed to be provided to any Governmental Body by the Company or any
Subsidiary: (i) as to any such proposal which would result in a contract which would contain a clause relating to CAS and for which the Company or a Subsidiary has secured price quotations from lower-tier subcontractors, the Company will, to the extent required by the Governmental Body, cause such clause to flow down to all lower-tier non-exempt subcontractors; (ii) to the best of the Company's knowledge all cost or pricing data submitted by the Company or any of its Subsidiaries will be accurate, complete and current as of the date of the final agreement on price with the contracting agency if such final agreement is or has been reached prior to the Closing Date; and (iii) in all cases where the Company or any of its Subsidiaries secured cost or pricing data for such proposals from lower-tier subcontractors, to the extent required by the Governmental Body, the Company or any of its Subsidiaries secured a certificate of current cost and pricing data from such lower-tier subcontractors.

        (m) The Company and its Subsidiaries are in compliance in all material respects with applicable government regulations


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regarding the disclosure of their cost accounting practices and procedures, including without limitation the submission of disclosure statements pursuant to Federal Acquisition Regulation, Subpart 30.2 et seq. (48 CFR Exhibit 30.201 et seq.) or comparable regulations; the accounting practices and procedures of the Company and its Subsidiaries were at the time of submission, are as of the date hereof and will be on the Effective Date in accordance with its disclosure statements in all material respects; and neither the Company nor any Subsidiary believes that any governmental agency or body has a justifiable basis to (i) challenge or seek material modifications of such accounting practices and procedures or (ii) seek recovery of amounts paid or payable to the Company or any Subsidiary materially in excess of reserves therefor by reason of changes to such accounting practices and procedures or otherwise.

               (n) The Company has full power (corporate and other) and authority to enter into and consummate the transactions provided for in this Agreement, the Reorganization Agreements and the Warrant Agreement. Each of this Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company and, assuming that each of this Agreement and the Warrant Agreement is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws).

        None of the Company's execution, delivery or performance of this Agreement or the Warrant Agreement, its consummation of the Reorganization Transactions and the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), does now or will in the future conflict with, result in any breach or violation of any of the terms or provisions of, or constitute a default under, cause (or permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company or its Subsidiaries pursuant to the terms of (A) the charter or by-laws of the Company or its Subsidiaries (B) any indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or instrument to which the Company or its Subsidiaries is a party or


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
by which any of them may be bound or to which any of their property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or its Subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or its Subsidiaries, or any of their activities or properties.

               (o) All executed agreements or copies of executed agreements, including but not limited to the Reorganization Agreements, filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which any of them is or may be bound or to which any of their assets, properties or businesses are or may be subject have been duly and validly authorized, executed and delivered by the Company or any such Subsidiary, as the case may be, and constitute the legal, valid and binding agreements of the Company or such Subsidiaries, as the case may be, enforceable against each in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of the Reorganization Transactions, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no transactions, contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

               (p) Except as set forth in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), including the section therein describing the Reorganization Transactions, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and prior to the Closing Date and, if later, the Option Closing Date: (i) there has not been, and will not have been, any change in the capitalization of the Company or any material adverse change in the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company arising for any reason whatsoever; (ii) the Company has not incurred, and will not have incurred any material liabilities or


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
obligations, direct or contingent; (iii) the Company has not and will not have entered into any material transactions other than pursuant to this Agreement;
(iv) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock; (v) there has not and will not have been any change in the capitalization of any Subsidiary or any material adverse change in the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of any of them, in any case arising for any reason whatsoever; (vi) none of the Subsidiaries has or will have incurred any material liabilities or obligations, direct or contingent, (vii) none of the Subsidiaries has or will have entered into any material transactions other than as contemplated by this Agreement; and (viii) none of the Subsidiaries has or will have paid or declared any dividends or other distributions of any kind on any class of its capital stock, partnership interests or other equity securities.

               (q) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is imminent which may have a Material Adverse Effect.

               (r) Since its inception, neither the Company nor any of its Subsidiaries has incurred any material liability arising under or as a result of the application of the provisions of the Act or any state securities or Blue Sky laws.

               (s) Each of the Company and its Subsidiaries owns, or is licensed or otherwise has sufficient right to use, the proprietary knowledge, inventions, patents, trademarks, service marks, trade names, logo marks and copyrights used in or necessary for the conduct of its business (collectively "Rights") as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). No claims have been asserted against the Company or its Subsidiaries by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights. The use, in connection with the business and operations of the Company of such Rights does not, to the Company's best knowledge, infringe on the rights of any person.

               (t) There are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement (other than those that have been disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), that have not been waived with respect to the Registration Statement.

               (u) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

               (v) Each of the Company and its Subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except (A) such as are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets, and (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included in the Registration Statement. The Company and its Subsidiaries own or lease all such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties and business of the Company and its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company and its Subsidiaries and under which the Company or its Subsidiaries holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such Subsidiaries free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and neither the Company nor any of its Subsidiaries is in default in respect of any of the terms or provisions of any such material leases or subleases, and neither the Company nor any of its Subsidiaries has notice of any claim which has been asserted by anyone adverse to the Company's or any of its Subsidiaries' rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's or any of its Subsidiaries' right to the continued possession of the leased or subleased premises under any such material lease or sublease, which may have a Material Adverse Effect.

               (w) The Class A Common Stock and the Shares have been accepted for listing, subject only to notice of issuance, on The Nasdaq Stock Market National Market ("NMS").

               (x) None of the Subsidiaries are currently, and after giving effect to the Reorganization Transactions will not be, prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on any such Subsidiary's capital stock from repaying to the Company any loans or advances to such Subsidiaries from the Company or from transferring any of such Subsidiaries's property or assets to the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (y) Neither the Company nor any of its Subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its Subsidiaries or received, or retained any funds in violation of any law, rule or regulation of a character required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (z) The business, operations and facilities of the Company and the Subsidiaries have been, are being and, upon consummation of the Reorganization Transactions, will be conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and none of the Company or the Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

               (aa) Each of the Company and its Subsidiaries has filed all necessary federal, state and local and other material tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable.

               (ab) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks as are prudent and customary in the business in which the Company or such Subsidiary is engaged; none of the Company or the Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage (or such coverage as will be in effect upon consummation of the Reorganization Transactions) as and when such coverage expires.

               (ac) Each certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

               (ad) The Company has prepared and filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") an appropriate registration statement form to register the Class A Common Stock under the Exchange Act effective upon the effectiveness of the Registration Statement.

        4. Public Offering of the Shares. It is understood that the Underwriters will make a public offering of the Shares and at the price and upon the other terms set forth in the Prospectus and subject to the terms and conditions hereunder.

        5. Agreements of the Company. The Company covenants and agrees with each of the Underwriters as follows:

                      (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (A) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (B) will not file with the Commission the prospectus, any amendment or supplement to such prospectus or any amendment to the Registration Statement of which the Representative shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Representative shall not have given its consent, such consent to not be unreasonably withheld.

                (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative (A) when the Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (B) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information, or (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

                      (iii) The Company will (A) take or cause to be taken all such actions and furnish all such information as the Representative may reasonably require in order to qualify the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Representative may designate, (B) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares but not to exceed one year from the date of this Agreement, and
        (C) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (A) and (B); provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

                      (iv) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law or the Rules and Regulations to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Rules and Regulations, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Representative and, subject to
        Section 5(i) hereof, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance.

                      (v) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

                      (vi) The Company will timely file all such reports, forms or other documents as may be required from time to time under the Act (including a report on Form SR, if required), the Rules and Regulations, the Exchange Act, and the rules and regulations thereunder, and all such reports, forms and documents filed will comply in all material respects as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

                      (vii) During a period of five years after the date hereof, the Company will furnish to its shareholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the
        Representative:

                             (A) concurrently with furnishing such quarterly
               reports to its shareholders, statements of income of the Company for each quarter in the form furnished to the Company's shareholders and certified by the Company's principal financial or accounting officer;

                             (B) concurrently with furnishing such annual
               reports to its shareholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, shareholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

                             (C) as soon as they are available, copies of all information (financial or other) mailed to shareholders;

                             (D) as soon as they are available, copies of all
               reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

                             (E) every press release and every material news
               item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

                             (F) any additional information of a public nature
               concerning the Company or its business which the Representative may reasonably request.

                             During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                      (viii) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Class A Common Stock.

                      (ix) The Company will furnish, without charge, to the Representative or on the Representative's order, at such place as the Representative may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representative may reasonably request.

                      (x) The Company will not, directly or indirectly, without the prior written consent of the Representative, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Class A Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Class A Common Stock for a period of 180 days after the date hereof, except pursuant to this Agreement and except pursuant to employee benefit plans discussed in the Prospectus.

                      (xi) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

                      (xii) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

        6.     Expenses.

               (a) Whether or not the transactions contemplated in this Agreement are consummated, or for any reason this Agreement is terminated, the Company will pay, or reimburse if paid by the Representative, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the reproduction and distribution of this Agreement, the Warrant Agreement, the Agreement among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the quotation of the Shares on the NMS, (vi) any filings required to be made by the Underwriters with the NASD, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(g), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel and accountants to the Company and (ix) the transfer agent for the Shares.

               (b) Whether or not the transactions contemplated by this Agreement are consummated or if this Agreement shall be terminated by the Company pursuant to any of the provisions hereof, the Company will reimburse the Representative for all of its accountable out-of-pocket fees and expenses (including the fees, disbursements and other charges of its counsel) incurred by it in connection herewith, up to an aggregate amount of $175,000, which amount excludes the expenses to be paid by the Company relating to sub-sections (vi) and (vii) of paragraph (a) above.


        7. Conditions of the Underwriters' Obligations. The obligation of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I is subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder; and the following additional conditions:

               (a) If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representative shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 9:00 A.M., New York time, on the date hereof or such later time and date to which the Representative shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

               (b) The Company shall not have advised the Representative that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) On or prior to the Closing Date, the Representative shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm Shares, the Registration Statement and the Prospectus and such other related matters as the Representative reasonably may request and such counsel shall have received such documents and other information as they reasonably request to enable them to pass upon such matters.

               (d) On the Closing Date the Underwriters shall have received the opinion, dated the Closing Date, of Gray Cary Ware & Freidenrich, counsel to the Company ("Company Counsel"), to the effect set forth below:

                      (i) Each of the Company and its Subsidiaries is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of property or conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify can be cured without having a Material Adverse Effect);

                      (ii) The Company has authorized capital stock as set forth in the Prospectus; the securities of the Company conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Class A and Class B Common Stock have been duly authorized and validly issued by the Company, are fully paid and non-assessable, and are free of any preemptive or, to the knowledge of such counsel, other rights to subscribe for any of the Shares; the Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; the Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus and will not be subject to any preemptive or, to the knowledge of such counsel, subscription or other similar rights; and the Shares have been duly authorized for quotation, subject only to notice of issuance, on the NMS;

                      (iii) The Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, are threatened or contemplated under the Act; the Registration Statement, as of the effective date, and the Prospectus, as of the date thereof, and, if any, each amendment and supplement thereto (except for the financial and statements, schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; to the knowledge of such counsel, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required by the Act and the Rules and Regulations; to the knowledge of such counsel, there is not pending or threatened against the Company any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency or body, domestic or foreign, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein; and the statements set forth under the headings "Business - Company History," "- Proprietary Rights and Licenses," "- Government Regulations," "- Litigation,"

        "Management - Limitation of Liability and Indemnification," "- Benefit Plans," "Certain Transactions," "Shares Eligible for Future Sale," and "Description of Capital Stock," in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, provide an accurate summary in all material respects of such legal matters, documents and proceedings;

                      (iv) The Company has full corporate right, power, and authority to enter into this Agreement and the Warrant Agreement and to consummate the transactions provided for herein and therein; each of this Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company; and each of this Agreement and the Warrant Agreement, assuming due authorization, execution and delivery by each other party hereto, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. None of the Company's execution, delivery or performance of each of this Agreement and the Warrant Agreement, its consummation of the transactions contemplated herein and therein, conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its Subsidiaries pursuant to the terms of the charter or by-laws of the Company or any of its Subsidiaries; the terms of any indenture, mortgage, deed of trust, voting trust agreement, stockholder's agreement, note agreement or other agreement or instrument filed as an exhibit to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is or may be bound or to which any of its properties may be subject; any statute, rule or regulation of any regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries any of their respective activities or properties; or any judgment, decree or order, known to such counsel after reasonable investigation, of any Governmental Body; and no consent, approval, authorization or order of any Governmental Body, has been or is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, except under the

        Act or as may be required under state securities or Blue Sky laws;

                      (v) To such counsel's knowledge, except as described in the Prospectus, no claims have been asserted against the Company or any of its Subsidiaries by any person to the use of any rights or challenging or questioning the validity or effectiveness of any such rights. The use, in connection with the business and operations of the Company and its Subsidiaries of such rights does not, to the best of such counsel's knowledge, infringe on the rights of any person;

                   (vi) Each of the Company and the Subsidiaries has full legal right, power, and authority to enter into the agreements that it has entered, or will enter, into in connection with the Reorganization Transactions (collectively, the "Reorganization Agreements") to which it is a party and to consummate the transactions provided for in each thereof. Each Reorganization Agreement has been duly authorized, executed and delivered by the Company and each other party thereto; each Reorganization Agreement is a valid and binding agreement of the Company and each other party thereto, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies. None of the execution or delivery of any Reorganization Agreement by any party thereto, the performance by any thereof of its obligations thereunder, the consummation by any thereof of the transactions contemplated therein or of any other Reorganization Transaction, conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of any of them pursuant to (A) the terms of the articles of incorporation or bylaws or partnership or operating agreement or other governing instruments or documents of any of them;
        (B) the terms of any contract or other agreement known to such counsel after reasonable investigation to which any of them is (or, upon consummation of the Reorganization Transactions, will be) a party or by which any of them is or may be bound or to which any of their respective properties is or may be subject; (C) any statute, rule or regulation of any Governmental Body having jurisdiction over any of them or any of their respective activities or properties; or (D) the terms of any judgment, decree or order, known to such counsel after reasonable investigation, of any arbitrator or

        Governmental Body having such jurisdiction. No consent, approval, authorization or order of any Governmental Body has been or is required for the performance of any Reorganization Agreement or the consummation of the transactions contemplated thereby or the consummation of any other Reorganization Transaction in each case by any of the Company or the Subsidiaries, except such as have been obtained. All of the Reorganization Transactions have been consummated to the full extent contemplated by the Reorganization Agreements as of the date of this Agreement;

                      (vii) The Company is not required to be registered under the Investment Company Act;

                      (viii) The outstanding shares of capital stock of the Subsidiaries are duly authorized, validly issued and fully paid; such shares are owned by the Company free and clear of any perfected security interest. No Subsidiary of the Company is currently prohibited, directly or indirectly, by its charter documents or, to such counsel's knowledge, any contract or agreement to which such subsidiary is a party from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described or contemplated by the Prospectus.

                      In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company, with the Representative and its counsel and with the Company's independent public accountants, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement as of the date it is declared effective or the Prospectus as of the date thereof and as of the Closing Date and any Option Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial or statistical data included in the Registration Statement or the Prospectus).

                      In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

                      References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

               (e) On or prior to the Closing Date, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company, or conditions herein contained.

               (f) At the time that this Agreement is executed by the Company, the Underwriters shall have received from Price Waterhouse LLP a letter as of the date of this Agreement in form and substance satisfactory to you (the "Original Letter"), and on the Closing Date the Underwriters shall have received from such firm a letter dated the Closing Date stating that, as of a specified date not earlier than three (3) days prior to the Closing Date, nothing has come to the attention of such firm to suggest that the statements made in the Original Letter are not true and correct.

               (g) On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, on behalf of the Company the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

                      (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                      (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of each of such persons are contemplated or threatened under the Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

                      (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus (or any supplement thereto) nor any Preliminary Prospectus includes or included any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                      (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date, neither the Company nor any Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; neither the Company nor any Subsidiaries has purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; the Company nor any Subsidiaries has entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or, consolidated long-term debt or, any increase in the short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries taken as a whole; neither the Company nor any Subsidiary has sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or threatened against the Company or any Subsidiary which is required under the Act or the Rules and Regulations to be set forth in an amended or supplemented Prospectus which has not been set forth; and there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

                      References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the certificate.

               (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date there has not been (i) any adverse change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 7 or (ii) any adverse change, or any development involving a prospective adverse change, in the business or properties of the Company or its Subsidiaries which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Representative's judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

               (i) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 5(iii)(A) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.

               (j) The Company shall have delivered to the Representative written agreements in the form set forth in Exhibit ___ hereto with each officer and director of the Company, and the beneficial owners of at least 1,200,000 shares of the outstanding shares of Class A Common Stock or Class B Common Stock and beneficial owner of options to purchase shares of Class A Common Stock or Class B Common Stock aggregating at least 1,100,000 shares to the effect that they will not, for a period of (i) one year after the commencement of the public offering of the Shares, if such person is an officer or director of the Company or (ii) 180 days after the commencement of the public offering of the Shares, without the prior written consent of the Representative, directly or indirectly, offer to sell, sell, contract to sell, grant or transfer any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Class A Common Stock or Class B Common Stock, or any securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock (other than pursuant to employee stock or nonemployee director option plans). It is acknowledged that the restriction contained in this Section 7(j) shall not be applicable to the Firm Shares, the Option Shares or the Underwriter's Warrant Shares being sold by the Company to the Underwriters pursuant to this Agreement.

               (k) The Company shall have furnished the Underwriters with such further opinions, letters, certificates or documents as you or counsel for the Underwriters may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and to counsel for the Underwriters. The Company shall furnish the Underwriters with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 7 shall constitute representations, warranties and agreements of the Company as to all matters set forth therein as fully and effectively as if such matters had been set forth in
Section 2 of this Agreement.

               (l)    The Shares shall be quoted on the NMS.

        8.     Indemnification.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any blue sky application or other document executed by the Company specifically for the purpose of qualifying, or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify, any or all of the Shares under the securities or Blue Sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading and will reimburse, as incurred, such Underwriter or such controlling persons for any legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for inclusion therein, and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 5(viii) hereof.

                      The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company may have at common law or otherwise.

               (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (and actions in respect thereof) to which the Company or any such director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter through the Representative to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this paragraph (b) shall be in addition to any liability which the Underwriters may have at common law or otherwise.

               (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 8 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties, in which case the indemnifying party shall only be responsible for the fees and expenses of one counsel (in addition to local counsel) for all similarly situated indemnified parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
(iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

               (d) If the indemnification provided for in this Section 8 is unavailable to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d),
(i) each person, if any, who controls an Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company, subject in each case to this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

9. Right to Increase Offering. At anytime during a period of 30 days from the date of the Prospectus, the Underwriters, by no less than two business days' prior notice to the Company, may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Firm Shares or may be a second closing held on a date subsequent to the Closing Date, in either case such date shall be referred to herein as the "Option Closing Date") at which the Underwriters may purchase all or less than all of the Option Shares in accordance with the provisions of this Section 9 at the purchase price per share to be paid for the Firm Shares. In no event shall the Option Closing Date be later than 10 business days after written notice of election to purchase Option Shares is given.

               The Company agrees to sell to the several Underwriters on the Option Closing Date the number of Option Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Option Shares on the Option Closing Date. Such Option Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares.

               No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

               Except to the extent modified by this Section 9, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the

Firm Shares shall apply, mutatis mutandis, to the Option Closing Date for the sale of the Option Shares.

10.     Effective Date and Termination.

               (a) This Agreement shall become effective at 9:00 A.M., New York time, on the date hereof, or at such later time after the Registration Statement becomes effective as the Representative, in its sole discretion, shall release the Shares for the sale to the public unless prior to such time the Representative shall have received written notice from the Company that it elects that this Agreement shall not become effective, or the Representative shall have given written notice to the Company that the Representative on behalf of the Underwriters elects that this Agreement shall not become effective; provided, however, that the provisions of this Section and of Section 6 and
Section 8 hereof shall at all times be effective; provided, further, that this Agreement shall terminate if the Registration Statement is not declared effective. For purposes of this Section 11(a), the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Representative to securities dealers releasing such Shares for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

               (b) This Agreement (except for the provisions of Sections 6 and 8 hereof) may be terminated by the Representative by notice to the Company in the event that the Company has failed to comply in any respect with any of the provisions of this Agreement required on its part to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties of the Company are not accurate in any respect or if the covenants, agreements or conditions of, or applicable to the Company herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

                      (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss was insured;

                      (ii) trading in the Class A Common Stock shall have been suspended by the Commission or the NMS or trading in securities generally on the New York Stock Exchange or the NMS shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on either any such exchange or market system;

                      (iii)  a banking moratorium shall have been
        declared by New York, California or United States authorities;

                      (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

                      (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company and its Subsidiaries taken as a whole that, in each case, in the Representative's judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Company's Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

               (c) Termination of this Agreement under this Section 11 or
Section 12 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Option Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 8 hereof.

11. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Firm Shares or Option Shares hereunder and the aggregate number of such Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Shares or Option Shares to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Shares or Option Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Shares that is more than ten percent of the aggregate number of Firm Shares or Option Shares, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 11 hereof. In the event of any default by one or more Underwriters as described in this Section 11, the Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 1 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 11. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

12. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13. Notices. Notice shall be given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter (a) if to the Underwriters, to the Representative at the office of Brean Murray & Co., Inc., 570 Lexington Avenue, New York, New York 10022-6822,
Attention: A. Brean Murray or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to the Company at 9775 Towne Centre Drive, San Diego, California 92121, Attention: President, with a copy to Gray Cary Ware & Freidenrich, 401 B Street, Suite 1700, San Diego, California 92101-4297, Attention: Cameron Jay Rains, Esq.

14. Successors. This Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter and the Company's and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, and any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.


16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.



                                                 Very truly yours,

                                                 JAYMARK, INC.



                                                 By:
                                                    --------------------------
                                                     Name:
                                                     Title:


Confirmed as of the date first above mentioned:

BREAN MURRAY & CO., INC.

By:  Brean Murray & Co., Inc.
     Acting on its own behalf and as
     the Representative of the several
     Underwriters referred to in the
     foregoing Agreement



By:
   ----------------------------------------
        Name:
        Title:

                                                                      SCHEDULE I


                                  UNDERWRITERS


                   Underwriting Agreement dated ________, 1997



                                                                 Number of Firm
                                                                  Shares to be
                                                                 Purchased from
Name                                                             the Company

Brean Murray & Co., Inc..............................


                                                                    ---------
     Total...........................................               1,300,000
                                                                    =========